Exhibit 10.5

As of August 13, 2019

Robert Bakish

c/o last address on file

with the Company

Dear Mr. Bakish:

Reference is made to (i) that certain employment agreement between you and Viacom Inc. (the “Company”) dated as of December 12, 2016 (your “Employment Agreement”) and (ii) that certain Agreement and Plan of Merger dated as of August 13, 2019 by and between CBS Corporation and the Company (the “Merger Agreement”). All defined terms used but not defined herein shall have the meanings set forth in your Employment Agreement or in the Merger Agreement, as applicable.

This letter, when fully executed below, shall amend your Employment Agreement as follows:

1.    LTMIP. Paragraph 3(c) shall be amended to delete the phrase “comprised 50% of Performance Share Units (“PSUs”) and 50% of stock options” and replace it with “comprised of one or more types of equity awards determined by the Board or a committee of the Board”. In connection with and in addition to the fiscal year 2020 LTMIP grant (to be granted in 2019), you will receive a supplemental grant of equity awards with a grant date value equal to $10 million (on the same terms as the annual 2020 LTMIP grant) to reflect your execution of an Employment Agreement to serve as President and Chief Executive Officer of the combined company following the Closing Date and the potential adjustment to the timing of LTMIP grants following the Closing Date. This supplemental grant will granted at the same time as the 2020 LTMIP grant, but shall be forfeited in its entirety in the event the Closing (as defined in the Merger Agreement) does not occur.

Except as herein amended, all other terms and conditions of your Employment Agreement shall remain the same and your Employment Agreement as herein amended shall remain in full force and effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing correctly sets forth our understanding, please sign and return both copies of this letter that have been provided to you. This document shall constitute a binding agreement between us only after it also has been executed by the Company and a fully executed copy has been returned to you.

Very truly yours,

VIACOM INC.

By:	/s/ Fukiko Ogisu
Name: Fukiko Ogisu
Title: Executive Vice President, Chief People Officer

ACCEPTED AND AGREED:

/s/ Robert Bakish
Robert Bakish

Dated:	August 13, 2019

[Signature Page to Bakish Extension Letter]